Phunware, Inc. Announces Proposed Public Offering of Common Stock

AUSTIN, TX, February 12, 2021, Phunware, Inc. (NASDAQ: PHUN) (“Phunware” or “the Company”) a fully-integrated enterprise cloud platform for mobile that provides products, solutions, data and services for brands worldwide, today announced that it has commenced a proposed underwritten public offering of common stock of the Company. Phunware expects to grant the underwriters a 30-day option, solely to cover over-allotments, if any, to purchase additional shares of its common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Northland Securities Inc. and Roth Capital Partners are acting as joint book-running managers for the offering.

Phunware intends to use the proceeds to satisfy obligations to redeem outstanding convertible debt and for working capital and general corporate purposes.

A registration statement relating to the securities being sold in the offering has been declared effective by the Securities and Exchange Commission on February 11, 2021. The securities will be offered only by means of a prospectus supplement and accompanying prospectus forming a part of the effective registration statement. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Northland Securities, Inc., Attention: Heidi Fletcher, 150 South Fifth Street, Suite 3300, Minneapolis, MN 55402, or by calling (612) 851-4918, or by emailing hfletcher@northlandcapitalmarkets.com; Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (SEC), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

About Phunware, Inc.
Everything You Need to Succeed on Mobile — Transforming Digital Human Experience
Phunware, Inc. (NASDAQ: PHUN), is the pioneer of Multiscreen-as-a-Service (MaaS), an award-winning, fully integrated enterprise cloud platform for mobile that provides companies the products, solutions, data and services necessary to engage, manage and monetize their mobile application portfolios and audiences globally at scale. Phunware’s Software Development Kits (SDKs) include location-based services, mobile engagement, content management, messaging, advertising, loyalty (PhunCoin & Phun) and analytics, as well as a mobile application framework of pre-integrated iOS and Android software modules for building in-house or channel-based mobile application and vertical solutions. Phunware helps the world’s most respected brands create category-defining mobile experiences, with more than one billion active devices touching its platform each month. For more information about how Phunware is transforming the way consumers and brands interact with mobile in the virtual and physical worlds, visit https://www.phunware.com, https://www.phuncoin.com, https://www.phuntoken.com, and follow @phunware, @phuncoin and @phuntoken on all social media platforms.
Phunware PR & Media Inquiries:
press@phunware.com
T: (512) 693-4199

Phunware Investor Relations:
Matt Glover and John Yi
Gateway Investor Relations
Email: PHUN@gatewayir.com
Phone: (949) 574-3860